                                                                     EXHIBIT 4.7

                             FORM OF EXCHANGE NOTE


No. [___]                                     Principal Amount $[______________]

                                                          CUSIP NO. ____________

                 11% Senior Subordinated Note due 2008, Series D

                  Rent-A-Center, Inc., a Delaware corporation promises to pay to Cede & Co., or registered assigns, the principal sum of [__________________] Dollars on August 15, 2008.

                  Interest Payment Dates: February 15 and August 15.

                  Record Dates: February 1 and August 1.

                  Additional provisions of this Security are set forth on the other side of this Security.

Dated:  ________, 200_                      RENT-A-CENTER, INC.



                                            By:
                                               ---------------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                     ---------------------------



TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION


-----------------------------
THE BANK OF NEW YORK,
as Trustee, certifies
that this is one of the
Securities referred to
in the Indenture.

By:
   --------------------------
      Authorized Signatory                                                , 200
                                                                 ---------     -

             [FORM OF REVERSE SIDE OF SENIOR SUBORDINATED SECURITY]

                 11% Senior Subordinated Note due 2008, Series D

         1.       Interest

                  Rent-A-Center, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company") promises to pay interest on the principal amount of this Security at the rate per annum shown above.

                  The Company will pay interest semiannually in cash and in arrears to Holders of record at the close of business on the February 1 and August 1 immediately preceding the interest payment date on February 15 and August 15 of each year, commencing February 15, 2002. Interest on the Securities will accrue from the most recent date to which interest has been paid on the Securities or, if no interest has been paid, from December 19, 2001. The Company shall pay interest on overdue principal or premium, if any (plus interest on such interest to the extent lawful), at the rate borne by the Securities to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2.       Method of Payment

                  By at least 10:00 a.m. (New York City time) on the date on which any principal of or interest on the Securities is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest. The Company will pay interest (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the February 1 or August 1 next preceding the interest payment date even if the Securities are cancelled, repurchased or redeemed after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay interest by check payable in such money. It may mail an interest check to a Holder's registered address.

         3.       Trustee, Paying Agent and Registrar

                  Initially, The Bank of New York, a New York banking corporation (the "Trustee"), will act as Trustee, Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Securityholder. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

         4.       Indenture

                  The Company issued the Securities under an Indenture dated as of December 19, 2001 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

                  The Securities are general unsecured senior subordinated obligations of the Company initially issued in aggregate principal amount of $100,000,000, but subject to additional issuances under the Indenture. This Security is one of the Series D Notes referred to in the Indenture. The Securities include the Series C Notes and any Series D Notes issued in exchange for the Series C Notes pursuant to the Indenture and the Registration Rights Agreement. The Series C Notes and the Series D Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the Incurrence of Indebtedness by the Company and its Restricted Subsidiaries, the payment of dividends on, and the purchase or redemption of, Capital Stock of the Company and its Restricted Subsidiaries, certain purchases or redemptions of Subordinated Indebtedness, the sale or transfer of assets and Capital Stock of Restricted Subsidiaries, investments of the Company and its Restricted Subsidiaries and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and its Subsidiaries to restrict distributions and dividends from Restricted Subsidiaries.

         5.       Optional Redemption

                  The Securities will be redeemable, at the Company's option, in whole or in part, at any time and from time to time on and after August 15, 2003 and prior to maturity, upon not less than 30 nor more than 90 days' prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed as a percentage of principal amount), plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on August 15 of the years set forth below:


         YEAR                                    REDEMPTION PRICE
         ----                                    ----------------
         2003 ..................................      105.500%
         2004 ..................................      103.667%
         2005 ..................................      101.833%
         2006 and thereafter ...................      100.000%


         6.       Notice of Redemption

                  Notice of redemption will be mailed at least 30 days but not more than 90 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations of principal amount larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

         7.       Put Provisions

                  Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase as provided in, and subject to the terms of, the Indenture.

         8.       Subordination and Ranking

                  The Securities are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose. The Securities will in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company.

         9.       Denominations; Transfer; Exchange

                  The Securities are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange of (i) any Security selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) for a period beginning 15 days before a selection of Securities to be redeemed and ending on the date of such selection or (ii) any Securities for a period beginning 15 days before an interest payment date and ending on such interest payment date.

         10.      Persons Deemed Owners

                  The registered holder of this Security may be treated as the owner of it for all purposes.

         11.      Unclaimed Money

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

         12.      Defeasance

                  Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

         13.      Amendment, Waiver

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder, or to provide for the issuance of Series D Notes. However, no amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

         14.      Defaults and Remedies

                  Under the Indenture, Events of Default include (i) a default in any payment of interest on any Security when due (whether or not such payment is prohibited by Article 13 of the Indenture), continued for 30 days, (ii) a default in the payment of principal of any Security when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, whether or not such payment is prohibited by Article 13 of the Indenture, (iii) the failure by the Company to comply with its obligations under
Section 801 of the Indenture, (iv) the failure by the Company to comply for 30 days after written notice with any of its obligations under Section 1016 of the Indenture or Sections 1003, 1009, 1010, 1011, 1012, 1013, 1014, 1015, 1017, 1019
or 1020 of the Indenture (in each case, other than a failure to purchase Securities when required under Sections 1016 or 1017 of the Indenture), (v) the failure by the Company to comply for 60 days after notice with its other agreements contained in the Securities or the Indenture, (vi) the failure by the Company or any Significant Subsidiary to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $25.0 million, (vii) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary, (viii) the rendering of any judgment or decree for the payment of money in an amount (net of any insurance or indemnity payments actually received in respect thereof prior to or within 90 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) in excess of $25.0 million against the Company or a Significant Subsidiary that is not discharged, bonded or insured by a third Person if (A) an enforcement proceeding thereon is commenced or (B) such judgment or decree remains outstanding for a period of 90 days following such judgment or decree and is not discharged, waived or stayed or (ix) the failure of any Subsidiary Guarantee of the Securities by a Subsidiary Guarantor made pursuant to Section 1020 of the Indenture to be in full force and effect (except as contemplated by the terms thereof or of the Indenture) or the denial or disaffirmation in writing by any such Subsidiary Guarantor of its obligations under the Indenture or its Subsidiary Guarantee if such Default continues for 10 days. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least a majority in principal amount of the outstanding applicable Securities may declare all such Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

                  Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

         15.      Trustee Dealings with the Company

                  Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company, the Subsidiary Guarantors or their affiliates and may otherwise deal with the Company, the Subsidiary Guarantors or their affiliates with the same rights it would have if it were not Trustee.

         16.      No Recourse Against Others

                  A director, officer, employee or stockholder, as such, of the Company or the Subsidiary Guarantors shall not have any liability for any obligations of the Company or the Subsidiary Guarantors under the Securities, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

         17.      Authentication

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.

         18.      Abbreviations

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

         19.      CUSIP Numbers

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         20.      Governing Law

                  THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK EXCLUDING (TO THE GREATEST EXTENT PERMISSIBLE BY LAW) ANY RULE OF LAW THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                  The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture. Requests may be made to:

                           Rent-A-Center, Inc.
                           5700 Tennyson Parkway
                           Third Floor
                           Plano, Texas  75024

                           Attention of Robert D. Davis, Chief Financial Officer

                              SUBSIDIARY GUARANTEE

         1.       Guarantee

                  The Subsidiary Guarantor, jointly and severally with each other Subsidiary Guarantor, as a primary obligor and not merely as a surety, irrevocably and unconditionally Guarantees on an unsecured senior subordinated basis the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, all obligations of the Company under the Indenture and the Securities, whether for payment of principal of or interest on the Securities, expenses, indemnification or otherwise all in accordance with the terms set forth in Article XIV of the Indenture. The Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonably attorney's fees and expenses) incurred by the Trustee or any Holders in enforcing any rights under this Subsidiary Guarantee, indemnification or otherwise.

                  This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                  The obligations of the Subsidiary Guarantor shall be limited to the extent set forth in Article XIV of the Indenture.

                  This Subsidiary Guarantee shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

                  This Subsidiary Guarantee is subject to release upon the terms set forth in the Indenture.

                                      COLORTYME, INC.



                                      By:
                                         ---------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

                              SUBSIDIARY GUARANTEE

         1.       Guarantee

                  The Subsidiary Guarantor, jointly and severally with each other Subsidiary Guarantor, as a primary obligor and not merely as a surety, irrevocably and unconditionally Guarantees on an unsecured senior subordinated basis the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, all obligations of the Company under the Indenture and the Securities, whether for payment of principal of or interest on the Securities, expenses, indemnification or otherwise all in accordance with the terms set forth in Article XIV of the Indenture. The Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonably attorney's fees and expenses) incurred by the Trustee or any Holders in enforcing any rights under this Subsidiary Guarantee, indemnification or otherwise.

                  This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                  The obligations of the Subsidiary Guarantor shall be limited to the extent set forth in Article XIV of the Indenture.

                  This Subsidiary Guarantee shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

                  This Subsidiary Guarantee is subject to release upon the terms set forth in the Indenture.

                                     ADVANTAGE COMPANIES, INC.



                                     By:
                                        ----------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                 ASSIGNMENT FORM

                  To assign this Security, fill in the form below:

                  I or we assign and transfer this Security to

              (Print or type assignee's name, address and zip code)

                  (Insert assignee's soc. sec. or tax I.D. No.)

         and irrevocably appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


--------------------------------------------------------------------------------


Date:                               Your Signature:
     ----------------------------                  ---------------------

Signature Guarantee:
                    -----------------------------------------------
                            (Signature must be guaranteed)


--------------------------------------------------------------------------------

Sign exactly as your name appears on the other side of this Security.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in the Securities Transfer Agents Medallion Program ("STAMP") or such other signature guarantee medallion program as may be approved by the Security Registrar in addition to or substitution for, STAMP), pursuant to S.E.C. Rule 17Ad-15.

In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being:

CHECK ONE BOX BELOW:

[ ]  1  acquired for the undersigned's own account, without transfer; or

[ ]  2  transferred to the Company; or

[ ] 3 transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

[ ] 4 transferred pursuant to an effective registration statement under the Securities Act; or

[ ] 5 transferred pursuant to and in compliance with Regulation S under the Securities Act of 1933; or

[ ] 6 transferred to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Exhibit E to the Indenture); or

[ ] 7 transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee may refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (5), (6) or
(7) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Securities, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

                                             ---------------------------------
                                                        Signature

Signature Guarantee:


---------------------------------     ---------------------------------
 (Signature must be guaranteed)                Signature


          ------------------------------------------------------------

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in the Securities Transfer Agents Medallion Program ("STAMP") or such other signature guarantee medallion program as may be approved by the Note Registrar in addition to or substitution for STAMP, pursuant to S.E.C. Rule 17Ad-15.

                        [TO BE ATTACHED TO GLOBAL NOTES]

                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

         The following increases or decreases in this Global Note have been made:

                                                                   Principal Amount of      Signature of
                 Amount of decrease in    Amount of increase in    this Global Note         authorized signatory
Date of          Principal Amount of      Principal Amount of      following such           of Trustee or Notes
Exchange         this Global Note         this Global Note         decrease or increase     Custodian



OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Security purchased by the Company pursuant to Section 1016 or 1017 of the Indenture, check the box:

                                      [ ]

                  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 1016 or 1017 of the Indenture, state the amount in principal amount (must be integral multiple of $1,000): $


--------------------------------------------------------------------------------

Date:                               Your Signature:
     ----------------------------                  ---------------------

Signature Guarantee:
                    -----------------------------------------------
                            (Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in the Securities Transfer Agents Medallion Program ("STAMP") or such other signature guarantee medallion program as may be approved by the Note Registrar in addition to or substitution for STAMP, pursuant to S.E.C. Rule 17Ad-15.